EXHIBIT 10.16

AMENDED AND RESTATED BACKUP FACILITY AGREEMENT
AND AMENDMENT TO OTHER OPERATIVE AGREEMENTS

            AMENDED AND RESTATED BACKUP FACILITY AGREEMENT dated as of November 7, 2002, among DNA FINANCE CORP. (the "Borrower"), the BANKS party hereto (the "Banks"), the INVESTORS party hereto (the "Investors"), JP MORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as CP Administrative Agent, as Collateral Agent, and as Agent Bank (the "Agent"), VACAVILLE REAL ESTATE TRUST 2001 ("Lessor"), and GENENTECH, INC. ("Lessee" and "Guarantor").

W I T N E S S E T H :

            WHEREAS, Borrower, Agent and the Banks hereto have heretofore entered into a Backup Facility Agreement dated as of October 26, 2001 (as amended prior to the Restatement Effective Date referred to below, the "Backup Facility Agreement"), and such parties, the Investors, Lessor, Lessee and certain other Persons have entered into the Participation Agreement referred to therein (as amended prior to the Restatement Effective Date referred to below, the "Participation Agreement"), and certain other Operative Agreements (as such term is defined in accordance with Section 1 below);

            WHEREAS, at the date hereof, there are no Facility Loans outstanding under the Backup Facility Agreement; and

            WHEREAS, the parties hereto desire to amend the Backup Facility Agreement, the Participation Agreement and certain other Operative Agreements as set forth herein and to restate the Backup Facility Agreement in its entirety to read as set forth in the Backup Facility Agreement with the amendments specified below;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in Annex A to the Participation Agreement shall have the meaning assigned to such term in such Annex A. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Backup Facility Agreement shall, after the Restatement Effective Date, refer to the Backup Facility Agreement as amended and restated hereby.

            SECTION 2.  Amendments

                        Upon the Restatement Effective Date:

            (a)  The Operative Agreements are amended by changing each reference to "The Chase Manhattan Bank" to "JPMorgan Chase Bank".

            (b)  Pursuant to Section 4.2 of the Backup Facility Agreement, the Banks agree that the current "Expiry Date" of November 7, 2002 shall be, and is hereby, extended to November 6, 2003, and each undersigned Bank shall remain a party to the Backup Facility Agreement as a Bank with an obligation to make (i) Revolving Facility Loans prior to its new Expiry Date in an aggregate principal amount not to exceed the amount of the Commitment set forth below, and (ii) a Term Loan in the amount of such Commitment on the terms set forth in the Backup Facility Agreement, in each case as such amounts may be adjusted from time to time as provided in the Backup Facility Agreement.

            (c)  The parties agree that notwithstanding anything to the contrary contained in Section 11.3 of the Participation Agreement, (i) the requirement that a Purchasing Bank be an Eligible Assignee may be waived by the Lessee in its sole and absolute discretion, without the requirement for any consent or waiver from any other party, and (ii) in the event that Lessee consents to a Purchasing Bank that is not an Eligible Assignee, the assigning Bank may assign Term Loans held by it to such Purchasing Bank, and in connection therewith, all the terms and provisions of Section 11.3 shall apply to such assignment (other than clause (a)(iv)).

            (d)  The Borrower and Banks agree that, notwithstanding anything to the contrary contained in Section 14.5 of the Participation Agreement, if the SPC (or Lessee pursuant to Section 10.1 of the Participation Agreement) exercises any of its rights in Section 4.4 of the Backup Facility Agreement to require a Termed Out Bank to assign its Term Loan to a Term Loan Purchaser, and if such Term Loan Purchaser is an Eligible Assignee, then, the Agent Bank shall have the power and authority (without obtaining any consent or approval from the Borrower or any other Bank), but without any obligation to do so, to enter into such amendments to the Backup Facility Agreement and other Operative Agreements, deliver such notices and agreements, and take such other actions, as may be requested by the SPC (or Lessee) (in each case at the Lessee's sole cost and expense), in order to authorize the Term Loan held by such Term Loan Purchaser to be repaid from the proceeds of the issuance of Commercial Paper and replaced by a revolving Commitment of such Term Loan Purchaser (on all of the terms and conditions applicable to the Commitments of the Banks that are contained in the Backup Facility Agreement and other Operative Agreements), provided that the CP Administrative Agent and the Agent Bank shall have received written confirmation from S&P and Moody's that, immediately after giving effect to such Term Loan Purchaser's revolving Commitment, the then-current rating of the Commercial Paper shall not be qualified, reduced or withdrawn as a result thereof. No such amendment or replacement shall increase the aggregate Commitment of the Banks and the Term Loan Purchaser beyond the aggregate Commitment of the Banks in effect prior to the funding of the Term Loan purchased by such Term Loan Purchaser.

            (e)  Upon the Restatement Effective Date, the definition of "Indebtedness" contained in Annex A to the Participation Agreement is hereby amended by adding the following sentence at the end thereof:

For the avoidance of doubt, the parties hereto agree that, in the case of Lessee, "Indebtedness" shall not include any reimbursement, indemnification, payment or similar obligations of Lessee with respect to any appeal or surety bonds issued for the benefit of Lessee in order to stay (whether by statute or contract) the enforcement against Lessee of the judgment obtained by the City of Hope in June 2002 or any interest accruing thereon, to the extent, but only to the extent, that Lessee's obligations in respect thereof are secured by a pledge of cash, cash equivalents, liquid assets or other financial instruments.

            (f)  Upon the Restatement Effective Date, Section 10.1(iv) of the Guarantee is hereby amended by adding the following sentence at the end thereof:

For the avoidance of doubt, the parties hereto confirm that the Liens permitted pursuant to this Section 10.1(iv) shall include liens on and deposits and pledges of cash, cash equivalents, liquid assets and other financial instruments to secure Lessee's reimbursement, indemnification, payment or similar obligations with respect to any appeal or surety bonds issued for the benefit of Lessee in order to stay (whether by statute or contract) the enforcement against Lessee of the judgment obtained by the City of Hope in June 2002 or any interest accruing thereon.

            (g)  The Banks agree that the Backup Facility Agreement and the Participation Agreement are each amended, as of the Restatement Effective Date, by replacing the Commitment amounts on the signature pages thereof with the Commitments shown on Schedule 1 attached hereto.

            SECTION 3.  Representations and Warranties.   Each of Lessee, Borrower, and Guarantor hereby represents and warrants that (i) its respective representations and warranties contained in the Participation Agreement and the Operative Agreements are, after giving effect to this Amendment and Restatement, true and correct in all material respects on and as of the Restatement Effective Date, and (ii) no Default will have occurred and be continuing as to it on such date.

            SECTION 4.  Governing Law.  This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 5.  Counterparts.  This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 6.  Effectiveness.  This Amendment and Restatement shall become effective on the date when the following conditions are met (the "Restatement Effective Date"):

            (a)  the Agent shall have received from each of the Borrower, the Banks, the Required Participants, the Lessor, the Lessee, and the Guarantor a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

            (b)  the Agent shall have received an opinion of in house counsel to Lessee, dated the Restatement Effective Date, in form and substance satisfactory to the Agent; and

            (c)  the Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Lessee, the authority for and the validity of this Amendment and Restatement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

            SECTION 7.  Continuing Effect of the Participation Agreement and Operative Agreements.  Except as expressly provided herein, this Agreement shall not constitute an amendment or waiver of any other provision of the Backup Facility Agreement, the Participation Agreement or any Operative Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of Lessee, the Lessor, Borrower or Guarantor that would require a waiver or consent of the Agent Bank, the Investors and/or the Banks except as may be provided for herein. Except as expressly amended hereby, the provisions of the Participation Agreement and the Operative Agreements (together with any consent or waiver heretofore delivered pursuant thereto) are and shall remain in full force and effect.

            SECTION 8.  Expenses.  Lessee agrees to pay or reimburse the Agent and Borrower for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the fees and disbursements of their counsel.

            SECTION 9.  Construction.  The fact that all the parties hereto executed this Agreement should not be construed as requiring all such parties to execute or consent to any particular amendment of any Operative Agreement.

            SECTION 10.  Instruction.  The Agent, Borrower and the Lessor are hereby instructed to execute this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENENTECH, INC., as Lessee and Guarantor By: /s/ LOUIS J. LAVIGNE Name: Louis J. Lavigne Title: Executive Vice President and Chief Financial Officer

DNA FINANCE CORP., as Borrower By: /s/ FRANK B. BILOTTA Name: Frank B. Bilotta Title: President

VACAVILLE REAL ESTATE TRUST 2001, as
Lessor

By:  Wilmington Trust Company, not in its
         individual capacity but solely as Trustee

            By:    /s/ MICHAEL G. OLLER, JR.
                    Name: Michael G. Oller, Jr.
                    Title: Senior Financial Services Officer

JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as Agent Bank By: /s/ DAWN LEE LUM Name: Dawn Lee Lum Title: Vice President

JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as Collateral Agent By: /s/ DAWN LEE LUM Name: Dawn Lee Lum Title: Vice President

JPMORGAN CHASE BANK (formerly know as THE CHASE MANHATTAN BANK), as Administrative Agent By: /s/ ANDREW TAYLOR Name: Andrew Taylor Title: Vice President

UBS AG, STAMFORD BRANCH, as a Bank

By: /s/ WILFRED V. SAINT Name: Wilfred V. Saint Title: Associate Director Banking Products Services, US

By: /s/ LUKE GOLDSWORTHY Name: Luke Goldsworthy Title: Associate Director Banking Product Services, US

BNP PARIBAS, as a Bank

By: /s/ KATHERINE WOLFE Name: Katherine Wolfe Title: Director

By: /s/ JOSEPH MACK Name: Joseph Mack Title: Associate

ABN AMRO BANK, N.V., as a Bank

By: /s/ JAMES S. KREITLER Name: James S. Kreitler Title: Senior Vice President

By: /s/ HENRY SOSA Name: Henry Sosa Title: Assistant Vice President

MELLON BANK, N.A., as a Bank

By: /s/ LAWRENCE C. IVEY Name: Lawrence C. Ivey Title: First Vice President

WACHOVIA BANK, N.A., as a Bank

By: /s/ DOUGLAS T. DAVIS Name: Douglas T. Davis Title: Director

CREDIT SUISSE FIRST BOSTON, as a Bank

By: /s/ CHRISTOPHER LALLY Name: Christopher Lally Title: Vice President

By: /s/ JENNIFER A. PIEZA Name: Jennifer A. Pieza Title: Associate

BANK OF NEW YORK, as a Bank

By: /s/ REBECCA K. LEVINE Name: Rebecca K. Levine Title: Vice President

WACHOVIA CAPITAL INVESTMENTS, INC., as an Investor By: /s/ DOUGLAS T. DAVIS Name: Douglas T. Davis Title: Director

BANK HAPOALIM B.M., as an Investor
By: Name: Title:

BNP PARIBAS, as an Investor
By: /s/ KATHERINE WOLFE Name: Katherine Wolfe Title: Director

BNP PARIBAS, as an Investor
By: /s/ JOSEPH MACK Name: Joseph Mack Title: Associate

SCHEDULE 1

COMMITMENT SCHEDULE

Bank	Commitment

JPMORGAN CHASE BANK	$70,971,800
UBS AG, STAMFORD BRANCH	$70,971,800
BNP PARIBAS	$70,971,800
ABN AMRO BANK, N.V.	$50,000,000
MELLON BANK, N.A.	$50,000,000
WACHOVIA BANK, N.A.	$70,971,800
CREDIT SUISSE FIRST BOSTON	$70,971,800
BANK OF NEW YORK	$25,000,000

TOTAL	$479,859,000